UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2025

SOTERA HEALTH COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

(Address of Principal Executive Offices) (Zip Code)

(440) 262-1410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 3, 2025, Sotera Health Company, certain stockholders named in Schedule 2 thereto (the “Selling Stockholders”) and Goldman Sachs & Co. LLC, as underwriter (the “Underwriter”), entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) by the Selling Stockholders, at a price of $15.111 per share, subject to and upon the terms and conditions set forth therein. On September 5, 2025, the Selling Stockholders sold the Shares to the Underwriter pursuant to the Underwriting Agreement. The Company did not issue or sell any shares of Common Stock in that transaction and will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The opinion of Cleary Gottlieb Steen & Hamilton LLP, relating to the validity of the Shares, is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 3, 2025, among the Company, Goldman Sachs & Co. LLC, as underwriter, and the selling stockholders named in Schedule 2 thereto.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company
(Registrant)

Date: September 5, 2025	By:	/s/ Jonathan M. Lyons
Jonathan M. Lyons
Senior Vice President and Chief Financial Officer